Exhibit 10.39
THIRD AMENDMENT TO OFFICE BUILDING LEASE
This Third Amendment to Office Building Lease (“Third Amendment”) is entered into this 22nd day of October, 2008, by and between Sorrento West Properties, Inc., (“Landlord”) and Oceanic Exploration Company (“Tenant”).
WITNESSETH:
WHEREAS Landlord and Tenant entered into that certain Office Building Lease dated September 1, 2000 as amended by an Amendment to and Extension of Office Building Lease dated October 20, 2005 and a Second Amendment to Office Building Lease dated January 1, 2008 (collectively referred to herein as the “Lease”); and
WHEREAS Landlord and Tenant wish to amend and extend the term of the Lease;
NOW THEREFORE in consideration of the mutual promises, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.	The following language shall be added to Section 1.03 Term:

Landlord and Tenant agree that the Term of the Lease shall be extended for a one (1) year period (the “Second Extended Term”), commencing November 1, 2008 and terminating October 31, 2009. Tenant shall have the option to extend the Lease for two (2) additional one (1) year periods (the “option terms”) upon the same terms and conditions, except that the Minimum Rent during each option term shall be as set forth in this Third Amendment. Tenant shall give Landlord written notice of its election to extend the Lease not less than thirty (30) days prior to the last day of the Second Extended Term or the existing option term as applicable.

2.	The following language should be added to Section 1.05 Minimum Rent:

Minimum Rent for Second Extended Term. Tenant agrees to pay Minimum Rent for the Second Extended Term at the rate of $16.50 per square foot payable in monthly installments of $7,137.63 without notice or demand on the first day of each successive month during the Second Extended Term.

Minimum Rent for Option Terms. If the Lease is extended as set forth in this Third Amendment, the Minimum Rent for each additional option term will increase based on the increase in the Consumer Price Index — All Urban Consumers (CPI-U), All Items. The increase in the CPI shall be measured by comparing the CPI figure in effect on the first month of the applicable option term against the CPI figure in effect on the first day of the Second Extended Term.
All provisions of the Lease not expressly modified herein shall remain unchanged and in full force and effect. In the event of any inconsistency between the provisions of the Lease and this Third Amendment, the provisions of this Third Amendment shall be deemed controlling.
This Third Amendment of Office Building Lease is entered into on the day first written above.

TENANT:		LANDLORD:

Oceanic Exploration Company		Sorrento West Properties, Inc.

By:	/s/ Janet Holle	By:	/s/ Bart Brundage
	Janet Holle		Bart Brundage
	Vice President		Vice President